UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2019 (April 17, 2019)

Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On April 8, 2019, Celanese Corporation (the “Company”) announced that its Board of Directors (the “Board”) had elected Lori J. Ryerkerk as Chief Executive Officer and President of the Company, effective as of May 1, 2019. On April 18, 2019, after the Company held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), the Board increased the size of the Board from nine to ten members and elected Lori J. Ryerkerk as an employee member of the Board to fill the vacancy, each effective May 1, 2019. Ms. Ryerkerk will not serve on any of the Board’s committees when she begins Board service on May 1, 2019.
Ms. Ryerkerk most recently served as Executive Vice President, Global Manufacturing of Royal Dutch Shell (“Shell”), from October 2013 through September 2018, where she was responsible for all Shell Refining and Chemical assets globally, both Shell operations and joint ventures, with a total crude oil processing capacity of 3.1 million barrels per day and chemical sales volume of 17 million tonnes per year. From May 2010 until October 2013, Ms. Ryerkerk was Shell’s Regional Vice President Manufacturing, Europe and Africa. Prior to joining Shell, Ms. Ryerkerk held leadership roles with ExxonMobil Corporation and Hess Corporation. She has lived and worked in the U.S., Asia and Europe. Ms. Ryerkerk received her B.S. in chemical engineering from Iowa State University. Ms. Ryerkerk is also a director of Axalta Coating Systems Ltd., a leading global coatings provider, and has been such since October 2015.
Ms. Ryerkerk, age 56, has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between her and any other person pursuant to which she was elected as director required to be disclosed pursuant to Item 401(b) of Regulation S-K, and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. Ms. Ryerkerk will not receive any compensation for her service on the Board.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On April 18, 2019, the Company held its 2019 Annual Meeting. During the 2019 Annual Meeting, the stockholders approved amendments to Section 7.3 of the Company's Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) to allow stockholders to remove directors of the Company with or without cause. The amendments to the Certificate are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 9, 2019, in connection with the 2019 Annual Meeting (the “Proxy Statement”). The full text of the amendments to the Certificate is attached as Exhibit 3.1 and is incorporated herein by reference.
The amendments to the Certificate became effective upon the Company’s filing of a Certificate of Amendment to the Certificate with the Secretary of State of the State of Delaware on April 18, 2019.
Item 5.07 Submission of Matters to a Vote of Security Holders.
During the Annual Meeting, the Company’s stockholders were asked to consider and vote upon four proposals: (1) election of nine Directors to the Board to serve for a term that expires at the annual meeting of stockholders in 2020 or until their successors are duly elected and qualified or their earlier resignation or retirement; (2) advisory vote to approve executive compensation; (3) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019; and (4) approval of an amendment to the Company’s Certificate of Incorporation to allow stockholders to remove directors of the Company with or without cause.
As of the Annual Meeting record date of February 19, 2019, there were 127,843,230 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the Annual Meeting, if represented in person or by proxy at the Annual Meeting. A total of 118,342,829 shares were voted in person or by proxy (92.56% quorum). For each proposal, the stockholder voting results were as follows:
1. Election of Directors. Each of the Director nominees was elected to serve for a term which expires at the annual meeting of stockholders in 2020 by the votes set forth in the table below.

Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Jean S. Blackwell	110,221,785	3,605,895	27,350	4,487,799
William M. Brown	113,333,926	486,252	34,852	4,487,799
Edward G. Galante	110,177,777	3,642,791	34,462	4,487,799
Kathryn M. Hill	109,285,947	4,530,988	38,095	4,487,799
David S. Hoffmeister	111,153,463	2,668,139	33,428	4,487,799
Jay V. Ihlenfeld	110,441,456	3,382,589	30,985	4,487,799
Mark C.Rohr	111,809,487	1,767,204	278,339	4,487,799
Kim K.W. Rucker	113,755,390	69,166	30,474	4,487,799
John K. Wulff	112,235,814	1,586,808	32,408	4,487,799
2. Advisory Vote to Approve Executive Compensation. The stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement for the Annual Meeting, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
68,198,948	44,918,684	3,737,398	4,487,799
3. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
117,355,567	958,789	28,473
4. Approval of Amendments to the Company's Certificate of Incorporation. The amendments to the Certificate to allow stockholders to remove directors of the Company with or without cause.

Voted For	Voted Against	Abstain	Broker Non-Votes
113,703,317	75,476	76,237	4,487,799
Item 7.01 Regulation FD Disclosure.
On April 18, 2019, the Company issued a press release announcing that its Board had approved, on April 17, 2019, a 15% increase in the Company’s quarterly common stock cash dividend. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure. On April 18, 2019, the Company issued a press release announcing that its Board had approved a $1.5 billion increase in the Company’s share repurchase authorization. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number
Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation dated April 18, 2019.
99.1	Press Release dated April 18, 2019.*
99.2	Press Release dated April 18, 2019.*
* The information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	April 23, 2019

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